Exhibit 99.4

PRELIMINARY - SUBJECT TO COMPLETION VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. KMG CHEMICALS, INC. 300 THROCKMORTON STREET, SUITE 1900 FORT WORTH, TEXAS 76102 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E51273-TBD KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KMG CHEMICALS, INC. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE FOLLOWING PROPOSALS: For Against Abstain 1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 14, 2018, as it may be amended from time to time, by and among KMG Chemicals, Inc., Cabot Microelectronics Corporation and Cobalt Merger Sub Corporation (the "Agreement and Plan of Merger"). Proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the Agreement and Plan of Merger if there are insufficient votes to approve the proposal to approve the Agreement and Plan of Merger at the time of the special meeting or any adjournment or postponement thereof. 2. 3. Proposal to approve by non-binding, advisory vote, certain compensation arrangements for KMG's named executive officers in connection with the merger contemplated by the Agreement and Plan of Merger. Yes No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:**
The Notice and Proxy Statement are available at www.proxyvote.com.

E51274-TBD

**KMG CHEMICALS, INC.**
**300 THROCKMORTON STREET**
**FORT WORTH, TEXAS 76102**

**SPECIAL MEETING OF SHAREHOLDERS TO**
**BE HELD ON NOVEMBER 13, 2018**
**THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS**

The undersigned revoking all prior proxies, hereby appoints Christopher T. Fraser and Roger C. Jackson, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all shares of common stock of KMG Chemicals, Inc. held of record by the undersigned on October 4, 2018 at the Special Meeting of Shareholders to be held on November 13, 2018, at 10:00 a.m., Fort Worth time, at The Worthington Renaissance Fort Worth Hotel, 200 Main Street, Fort Worth, Texas 76102, and any adjournments or postponements thereof.

**THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS LISTED AND, IN THE DISCRETION OF CHRISTOPHER FRASER AND ROGER JACKSON, ON ANY OTHER ITEMS THAT ARE PRESENTED AT THE SPECIAL MEETING. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.**

**ATTENDANCE OF THE UNDERSIGNED AT THE SPECIAL MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED VOTES IN PERSON OR REVOKES THIS PROXY IN WRITING.**

**Continued and to be signed on reverse side**